UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 24, 2017

Date of Report: (Date of earliest event reported)

 Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 24, 2017, the Company held its 2017 Annual Meeting of the Stockholders (the “Annual Meeting”). The Stockholders re-elected the Board of Directors and approved the proposals listed below. The final results for the votes regarding each item or proposal are set forth below. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on July 7, 2017.

1.     To elect six directors among the nominees named in the proxy statement.

Name	Votes For	Votes Withheld	Broker Non-Votes
Gerald R. Cysewski	3,243,131	690,451	1,242,753
Michael A. Davis	2,597,097	1,336,485	1,242,753
Nancy E. Katz	2,666,153	1,267,429	1,242,753
Walter B. Menzel	2,659,765	1,273,817	1,242,753
David M. Mulder	2,666,773	1,266,809	1,242,753
David L. Vied	2,660,835	1,272,747	1,242,753

2.     To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,010,665	1,156,881	8,789	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: August 25, 2017	/s/ Jole Deal -----------------
	By:	Jole Deal
Vice President – Finance and Administration, Chief Financial Officer, Treasurer and Secretary